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                                                                      EXHIBIT 21


                      EQUITY RESIDENTIAL PROPERTIES TRUST

                                 SUBSIDIARIES
                                 ------------

1.   ERP Operating Limited Partnership
2.   Equity Residential Properties Management Limited Partnership
3.   Equity Residential Properties Management Limited Partnership II
4. Equity Residential Properties Management Corp. I (own preferred stock only, not common)
5.   Equity Residential Properties Management Corp. II (own preferred stock only, not common)
6.   EQR-BS Financing Limited Partnership
7.   EQR-Chaparral Creek GP Limited Partnership
8.   EQR-Lincoln Green I and II GP Limited Partnership
9.   EQR-Lodge (OK) GP Limited Partnership
10.  EQR-Stonebrook GP Limited Partnership
11.  EQR-Sleepy Hollow Financing Limited Partnership
12.  EQR-EOI Financing Limited Partnership
13.  EQR-Continental Villas Financing Limited Partnership
14.  EQR-Doral Financing Limited Partnership
15.  EQR-Governor's Place Financing Limited Partnership
16.  EQR-Plantation Financing Limited Partnership
17.  EQR-Valley Park South Financing Limited Partnership
18.  EQR-Yorktowne Financing Limited Partnership
19.  EQR-SWN Line Financing Limited Partnership
20.  EQR-Arbors Financing Limited Partnership
21.  EQR-Breton Hammocks Financing Limited Partnership
22.  EQR-Emerald Place Financing Limited Partnership
23.  EQR-Essex Place Financing Limited Partnership
24.  EQR-Met Financing Limited Partnership
25.  EQR-Met CA Financing Limited Partnership
26.  EQR-Wellington Hill Financing Limited Partnership - (New Hampshire)
27.  EQR-Tanasbourne Terrace Financing Limited Partnership
28.  EQR-Reserve Square Limited Partnership - (Ohio)
29.  EQR-Fountainhead I Financing General Partnership
30.  EQR-Fountainhead II Financing General Partnership
31.  EQR-Fountainhead III Financing General Partnership
32.  E-Chaparral Associates Limited Partnership
33.  Equity-Chaparral Venture Limited Partnership
34.  E-G-One Associates
35.  Equity Green I Venture
36.  E-G-Two Associates
37.  Equity-Green II Venture
38.  E-Stonebrook Associates
39.  Equity-Stonebrook Venture Limited Partnership
40.  E-Lodge Associates Limited Partnership
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41.  Equity-Lodge Venture Limited Partnership
42.  Country Club Associates Limited Partnership
43.  Second Country Club Associates Limited Partnership
44.  Second Georgian Woods Limited Partnership
45.  Greenwich Woods Associates Limited Partnership
46.  Artery Northampton Limited Partnership
47.  Third Towne Centre Limited Partnership
48.  Fourth Towne Centre Limited Partnership
49.  Georgian Woods Annex Associates
50.  EQR-Keystone Financing General Partnership
51.  EQR-Camellero Financing Limited Partnership
52.  EQR-Arizona, L.L.C. - (Delaware)
53.  EQR-Washington, L.L.C. - (Delaware)
54.  EQR-Wellington, L.L.C. - (Delaware)
55.  EQR-Oregon, L.L.C. - (Delaware)
56.  EQR-Waterfall, L.L.C. - (Delaware)
57.  EQR-Virginia, L.L.C. - (Delaware)
58.  Multifamily Portfolio LP Limited Partnership
59.  EQR-Plantation, L.L.C. - (Delaware)
60.  EQR-California, L.L.C.;
61.  EQR-ArtBHolder, L.L.C.;
62.  EQR-ArtCapLoan, L.L.C.;
63.  EQR-Keystone Financing G.P.;
64.  Country Ridge General Partnership;
65.  Rosehill Pointe General Partnership;
66.  EQR-Canter Chase General Partnership;
67.  Hunter's Glen General Partnership;
68.  Sunny Oak Village General Partnership;
69.  EQR-Pine Meadows Garden General Partnership;
70.  EQR-Bond Partnership;
71.  EQR-Park Place I General Partnership;
72.  EQR-Park Place II General Partnership;
73.  Songbird General Partnership;
74.  Cedar Crest General Partnership;
75.  EQR-Creekside Oaks General Partnership;
76.  EQR-Village Oaks General Partnership;
77.  EQR-Lakeville Resort General Partnership;
78.  EQR-Trails at Dominion General Partnership;
79.  EQR-Virginia, L.L.C.;
80.  EQR-Dartmouth Woods General Partnership
81.  Wadlington Investments General Partnership
82.  EQR-Warwick, L.L.C.;
83.  EQR-Ironwood, L.L.C.;
84.  EQR-Spinnaker Cove, L.L.C.;
85.  EQR-Wyndridge II, L.L.C.
86.  EQR-Wyndridge III, L.L.C.;
87.  EQR-Highline Oaks, L.L.C.;
88.  EQR-Marks A, L.L.C.;
89.  EQR-Missouri, L.L.C.;
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90.      EQR-Ridgemont/Mountain Brook, L.L.C.;
91.      EQR-Marks B, L.L.C.;
92.      EQR-Coach Lantern, L.L.C.;
93.      EQR-Foxcroft, L.L.C.;
94.      EQR-Yarmouth, L.L.C.;
95.      EQR-Chardonnay Park, L.L.C.;
96.      EQR-Preston Bend General Partnership;
97.      EQR-Villa Serenas General Partnership;
98.      The Gates of Redmond, L.L.C.;
99.      EQR-North Hill, L.L.C.;
100.     EQR-Watson General Partnership;
101.     CAPREIT Woodland Meadows Limited Partnership;
102.     CAPREIT Burwick Farms Limited Partnership;
103.     CAPREIT Mariner's Wharf Limited Partnership;
104.     CAPREIT Silver Springs Limited Partnership;
105.     CAPREIT Northlake Limited Partnership;
106.     CAPREIT Tivoli Lakes Club Limited Partnership;
107.     CAPREIT Eastland on the Lake Limited Partnership;
108.     CAPREIT Concorde Bridge Limited Partnership;
109.     CAPREIT Garden Lake Limited Partnership;
110.     CAPREIT Highland Grove Limited Partnership;
111.     CAPREIT Clarion Limited Partnership;
112.     CAPREIT Atrium Limited Partnership;
113.     CAPREIT Chimneys Limited Partnership;
114.     CAPREIT Creekwood Limited Partnership;
115.     CAPREIT Hidden Oaks Limited Partnership;
116.     CAPREIT Botany Arms Limited Partnership;
117.     CAPREIT Hampton Arms Limited Partnership;
118.     CAPREIT Gleneagle Limited Partnership;
119.     CAPREIT Greyeagle Limited Partnership;
120.     CAPREIT Tarmarind at Stonebridge Limited Partnership;
121.     CAPREIT Sycamore Ridge Limited Partnership;
122.     Capital Realty Investors Tax Exempt Fund Limited Partnership;
123.     CRICO of Fountain Place Limited Partnership;
124.     CRICO of Woodland Place Limited Partnership;
125.     CRICO of Royal Oaks Limited Partnership;
126.     CRICO of Trailway Pond I Limited Partnership;
127.     CRICO of Valley Creek I Limited Partnership;
128.     CRICO of Valley Creek II Limited Partnership;
129.     CRICO of White Bear Woods I Limited Partnership;
130.     CRICO of James Street Crossing Limited Partnership
131.     CRICO of Regency Woods Limited Partnership
132.     CRICO of Ocean Walk Limited Partnership
133.     CRICO of Trailway Pond II Limited Partnership;
134.     CRICO of Ethan's I Limited Partnership;
135.     CRICO of Ethans II Limited Partnership;
136.     FPAII Limited Partnership;
137.     CAPREIT Arbor Glen Limited Partnership;
138.     CAPREIT Woodcrest Villa Limited Partnership;
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139.     CAPREIT Farmington Gates Limited Partnership;
140.     CAPREIT Ridgeway Commons Limited Partnership;
141.     CAPREIT River Oak Limited Partnership;
142.     CAPREIT Cedars Limited Partnership;
143.     CAPREIT Westwood Pines Limited Partnership;
144.     Geary Courtyard Associates;
145.     EQR-Vinings at Ashley Lake, L.L.C.;
146.     EQR-Flatlands, L.L.C.;
147.     EQR-Fairfield, L.L.C.;
148.     Evans Withycombe Residential, L.P.;
149.     McKinley Hills Partners-85;
150.     EW Chandler Limited Partnership;
151.     Evans Withycombe Finance Partnership, L.P.;
152.     EQR-740 River Drive, L.L.C.;
153.     Rolido Park General Partnership;
154.     EQR/Lincoln Guaranty Credit Limited Partnership;
155.     EQR/Lincoln No. One Master Limited Partnership; and
156.     Evans Withycombe Residential, L.P.
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                                                                      EXHIBIT 21


                                 QRS CORPORATIONS


1.    ERP-QRS BS, Inc.;
2.    ERP-QRS Lincoln Green, Inc.;
3.    ERP-QRS Lodge (OK), Inc.;
4.    ERP-QRS Stonebrook, Inc.;
5.    ERP-QRS Sleepy Hollow, Inc.;
6.    ERP-QRS EOI, Inc.;
7.    ERP-QRS Continental Villas, Inc.;
8.    ERP-QRS Doral, Inc.;
9.    ERP-QRS Governor's Place, Inc.;
10.   ERP-QRS Plantation, Inc.;
11.   ERP-QRS Valley Park South, Inc.;
12.   ERP-QRS Yorktowne, Inc.;
13.   ERP-QRS SWN Line, Inc.;
14.   ERP-QRS Arbors, Inc.;
15.   ERP-QRS Breton Hammocks, Inc.;
16.   ERP-QRS Emerald Place, Inc.;
17.   ERP-QRS Essex Place, Inc.;
18.   ERP-QRS Met,Inc.;
19.   ERP-QRS Met CA, Inc.;
20.   ERP-QRS Wellington Hill, Inc.;
21.   ERP-QRS Tanasbourne Terrace, Inc.;
22.   ERP-QRS Reserve Square, Inc.;
23.   EQR-QRS Camellero, Inc.;
24.   QRS-LLC, Inc.;
25.   QRS-Waterfall, Inc.;
26.   QRS-ArtBHolder, Inc.;
27.   QRS-ArtCapLoan, Inc.
28.   ERP-QRS Rosehill Pointe, Inc.;
29.   ERP-QRS Country Ridge, Inc.;
30.   ERP-QRS Lakeville Resort, Inc.;
31.   ERP-QRS Park Place I, Inc.;
32.   ERP-QRS Park Place II, Inc.;
33.   ERP-QRS Sunny Oak Village, Inc.;
34.   ERP-QRS Pine Meadows Garden, Inc.;
35.   ERP-QRS Hunter's Glen, Inc.;
36.   ERP-QRS Canter Chase, Inc;
37.   QRS-Bond, Inc.;
38.   ERP-QRS Songbird, Inc.;
39.   ERP-QRS Cedar Crest, Inc.;
40.   ERP-QRS Creekside Oaks, Inc.;
41.   ERP-QRS Village Oaks, Inc.;
42.   ERP-QRS Lakeville Resort, Inc.;
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43.   ERP-QRS Trails at Dominion, Inc.;
44.   ERP-QRS Dartmouth Woods, Inc.
45.   Wadlington, Inc.;
46.   QRS-Marks A, Inc.;
47.   QRS-Marks B, Inc.;
48.   QRS-Warwick, Inc.;
49.   QRS-Ironwood, Inc.;
50.   EQR-QRS Ridgemont/Mountain Brook, Inc.;
51.   EQR-QRS Spinnaker Cove, Inc.;
52.   EQR-QRS Wyndridge II, Inc.;
53.   ERP-QRS Villa Serenas, Inc.;
54.   EQR-QRS Wyndridge III, Inc.;
55.   EQR-QRS Highline Oaks, Inc.;
56.   QRS-Coach Lantern, Inc.;
57.   QRS-Foxcroft, Inc.;
58.   QRS-Yarmouth Woods, Inc.;
59.   QRS-Chardonnay Park, Inc.;
60.   ERP-QRS Preston Bend, Inc.;
61.   QRS-Missouri, Inc.;
62.   QRS-Gates of Redmond, Inc.;
63.   QRS-North Hill, Inc.;
64.   ERP-QRS Watson, Inc.;
65.   ERP-QRS CPRT, Inc.;
66.   ERP-QRS CPRT II, Inc.;
67.   QRS-Vinnings at Ashley Lake, Inc.;
68.   ERP-QRS Flatlands, Inc.;
69.   ERP-QRS Fairfield, Inc.;
70.   ERP-QRS Glenlake Club, Inc.;
71.   QRS-740 River Drive, Inc.;
72.   Evans Withycombe Finance, Inc.; and
73.   ERP-QRS Rolido Parque, Inc.